Exhibit 10.1

2007 NONSTATUTORY STOCK OPTION PLAN

1.             Purpose

This Nonstatutory Stock Option Plan (the “Plan”) is intended to further the growth and financial success of China Recycling Energy Corporation, a Nevada corporation (the “Corporation”) by providing incentives in the form of options to acquire the common stock of the Corporation (“Options”) to selected employees, directors, and consultants to the Corporation and its Affiliates so that such employees and consultants may acquire or increase their proprietary interest in the Corporation.  As used herein, an “Affiliate” of the Corporation shall mean (a) any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of the determination, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (b) any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.             Administration

The Plan shall be administered by the Board of Directors of the Corporation (the “Board”); provided however, that the Board may delegate such administration to a committee of not fewer than three (3) members of the Board (the “Committee”).  Option grants, and transactions in or involving Options, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act).  The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Options to eligible persons; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options and the number of shares to be covered thereby and the term thereof; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions, and inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the Optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to optionholders without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or of any Option it shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

Any action taken by, or inaction of, the Corporation, any Affiliate, or the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.	Eligibility

The persons who shall be eligible to receive Options shall be employees, directors, or consultants of the Corporation or any of its Affiliates (each, an “Eligible Person”).  A consultant shall only be an Eligible Person if such consultant is an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Affiliates in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Affiliates) to the Corporation or one of its Affiliates and who is selected to participate in this Plan by the Board or Committee; provided, however, that a consultant may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an Option is referred to as an “Optionee.”

4.	Stock

Subject to Section 5(h), the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued common stock (“Stock”).  For purposes of this Plan, “Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of Options under this Plan, or may become subject to such Options, pursuant to an adjustment made under Section 5(h).

(a) Number of Shares. Subject to adjustment as provided in Paragraph 5(h) of this Plan, the total number of shares of Stock which may be delivered through exercise of Options granted under this Plan shall not exceed 3,000,000 shares. If any Option shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option had been granted with respect to such shares.

(b)  Reservation of Shares. The Corporation shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Options under the Act, the Corporation is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Corporation for the lawful issuance of shares hereunder, the Corporation shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5.             Terms and Conditions of Options

Each Option granted hereunder shall be evidenced by an option agreement (“Option Agreement”) between the Corporation and the respective Optionee which shall set forth the material terms and conditions of the Option, in such form and substance as the Board or Committee shall from time to time approve.  Each Option Agreement need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

(a)  Number of Shares: Each Option Agreement shall state the number of shares of Stock to which the Option pertains.

(b)  Option Price:  The Board or Committee shall determine the purchase price per share of the Common Stock covered by each Option (the “Option Price”) at the time of the grant of the Option, which exercise price will be set forth in the applicable Option Agreement; provided that in no case will the Option Price of an Option be less than the par value of the Stock.  The Option Price of each Option that is granted on the date that the Plan becomes effective shall be $1.23 per share.

(c)  Medium and Time of Payment: The Corporation shall not be obligated to deliver certificates for the shares of Stock to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related tax withholding obligations have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Option Agreement have been satisfied.  The Option Price of any shares of Stock purchased on exercise of an Option must be paid in full at the time of each purchase in any one or combination of the following methods: (i) in cash or by check, (ii) by delivery of other common stock of the Corporation, provided such tendered stock was not acquired directly or indirectly from the Corporation, or, if acquired from the Corporation, has been held by the Optionee for more than six months, (iii) to the extent permissible by applicable law, by the Optionee's promissory note in a form satisfactory to the Corporation and bearing interest at a rate determined by the Board, in its sole discretion, but in no event less than 6% per annum, or (iv) such other form of legal consideration permitted by applicable state law as may be acceptable to the Board.  Shares of Stock used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise deliverable pursuant to the terms of the Option) shall be valued at their fair market value on the date of exercise.  Unless otherwise expressly provided in the applicable Option Agreement, the Administrator may eliminate or limit an Optionee’s ability to pay the Option Price of any Option by any method other than cash payment to the Corporation.

(d)  Term and Exercise of Options:

(i)  Except as provided in Section 5(l), an Option may be exercised only to the extent that it is vested and exercisable.  The Board or Committee will determine the vesting and/or exercisability provisions of each Option, which provisions will be set forth in the applicable Option Agreement, provided that each Option shall become vested and exercisable over a period of no longer than five years from the date of grant.  Unless the Board or Committee otherwise expressly provides, once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option.

(ii) In no event shall any Option be exercisable after the expiration of five years from the date it is granted. Unless a later date is otherwise specified by the Board or the Committee in the resolution authorizing such Option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

(iii)  No fractional shares shall be delivered under this Plan.  The Board or Committee may pay cash in lieu of any fractional shares in settlements of Options under this Plan.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the Option Agreement, whether or not other installments are then exercisable.

(e)  Termination of Status as Employee, Director, or Consultant: If Optionee's status as an employee, director, or consultant shall terminate for any reason, then the Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right to exercise any [vested] Options, in whole or in part, at any time after such termination during the remaining term of the Option; provided, however, that the Board may specify a shorter period for exercise following termination as the Board deems reasonable and appropriate, but not shorter than six months in the event Optionee’s termination was caused by permanent disability.  For purposes of this Plan an Optionee shall be deemed to be permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to resulting death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment.  Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Corporation to terminate the employment of an Optionee with or without cause. For purposes of this Plan and any Option, if an entity ceases to be an Affiliate of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of the Corporation or another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

(f)  Death of Optionee: If an Optionee dies while employed or engaged as a director or consultant by the Corporation or an Affiliate, the portion of such Optionee's Option or Options which were exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option or Options, at any time within the remaining term of the Option, but only to the extent, that Optionee could have exercised the Option as of the date of Optionee’s death; provided, in any case, that the Option may be so exercised only to the extent that the Option has not previously been exercised by Optionee.

(g)  Nontransferability of Option: No Option shall be transferable by the Optionee, except by will or by the laws of descent and distribution.

(h)  Adjustments:

(1)

Subject to Section 5(h)(2), upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock; or any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; then the Board shall equitably and proportionately adjust (1) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Options (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Stock (or other securities or property) subject to any outstanding awards, (3) the Option Price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.  Without limiting the generality of Section 2, any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 5(h)(1), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(2)

Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Board may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence, then, unless the Board has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Option or the Option would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable Option Agreement, each then-outstanding Option shall become fully vested; and (2) each Option shall terminate upon the related event; provided that the holder of an Option shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Options (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Option that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable Option Agreement, the Board may, in its discretion, provide for the accelerated vesting of any Option or Options as and to the extent determined by the Board in the circumstances.  The Board may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Option. In any of the events referred to in this Section 5(h)(2), the Board may take such action contemplated by this Section 5(h)(2) prior to such event (as opposed to on the occurrence of such event) to the extent that the Board deems the action necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Board may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur. Without limiting the generality of Section 2, any good faith determination by the Board pursuant to its authority under this Section 5(h)(2) shall be conclusive and binding on all persons.  The Board may override the provisions of Section 5(h)(2) by express provision in the Option Agreement and may accord any Optionee a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Board may approve.

(i)  Rights as a Stockholder: An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to Optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Paragraph 5(h) hereof.

(j)  Modification, Acceleration, Extension, and Renewal of Options: Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options.

Notwithstanding the foregoing provisions of this Paragraph 5(j), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

(k)  Investment Intent: Unless and until the issuance and sale of the shares subject to the Plan are registered under the Act, each Option under the Plan shall provide that the purchases of stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the stock have been registered under the Act, each Option shall provide that no shares shall be purchased upon the exercise of such Option unless and until (i) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Corporation and its counsel, and (ii) if requested to do so by the Corporation, the person exercising the Option shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Corporation a letter of investment intent, all in such form and substance as the Corporation may require.

(l)  Exercise Before Vesting Date: At the discretion of the Board, the Option Agreement, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated vesting date of the Option or any installment thereof. Any shares so purchased prior to the stated vesting date shall be subject to repurchase by the Corporation upon termination of Optionee's employment as contemplated by Paragraphs 5(e), 5(f) and 5(g) hereof prior to the vesting date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

(m)  Other Provisions: The Option agreements authorized under this Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Corporation, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Securities Act, the Exchange Act, the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Corporation are listed.

6.            Effectiveness of Plan; Expiration

This Plan shall be deemed effective as of the date it is adopted by the Board. The Plan shall expire on November 12, 2012, but such expiration shall not affect the validity of outstanding Options.

7.            Amendment and Termination of the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders of the Corporation if such approval is required by applicable law or listing agency rule, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Options may be granted, (iii) materially increase the benefits to Optionees, or (iv) change the class of persons eligible to receive Options under this Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option outstanding as of the date thereof without the written consent of the Optionee thereunder. No Option may be granted while the Plan is suspended or after it is terminated, but the rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

8.             Application of Funds

The proceeds received by the Corporation from the sale of common stock pursuant to the exercise of Options will be used for general corporate purposes.

9.             No Obligation to Exercise Option

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

10.

No Right to Option.

No person shall have any claim or rights to be granted an Option (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

11.

No Employment/Service Contract.

Nothing contained in this Plan (or in any other documents under this Plan or in any Option Agreement) shall confer upon any Eligible Person any right to continue in the employ or other service of the Corporation or one of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Affiliates to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 11, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

12.

Plan Not Funded.

Options payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No Optionee, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Stock, except as expressly otherwise provided) of the Corporation or one of its Affiliates by reason of any award of an Option hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Affiliates and any Optionee, beneficiary or other person.  To the extent that an Optionee, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

13.

Tax Withholding.

Upon any exercise, vesting, or payment of any Option, the Corporation or one of its Affiliates shall have the right at its option to require the Optionee (or the Optionee’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Affiliates may be required to withhold with respect to such award event or payment; or deduct from any amount otherwise payable in cash to the Optionee (or the Optionee’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Stock under this Plan, the Board may in its sole discretion (subject to Section 5(m) require or grant (either at the time of the Option is granted or thereafter) to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Board may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

14.

Notices

All notice, requests, demand, and other communications pursuant this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day following the mailing thereof to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid.

15.

Governing Law; Construction; Severability.

(a)

Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

(b)

Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)

Plan Construction.  It is the intent of the Corporation that the Options and transactions permitted by Options be interpreted in a manner that, in the case of Optionees who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act.  Notwithstanding the foregoing, the Corporation shall have no liability to any Optionee for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

16.

Captions.

Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

17.

No Corporate Action Restriction.

The existence of this Plan, the Option Agreements and the Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Affiliate, (d) any dissolution or liquidation of the Corporation or any Affiliate, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Affiliate, or (f) any other corporate act or proceeding by the Corporation or any Affiliate.  No Optionee, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Affiliate, as a result of any such action.

18.

Other Company Benefit and Compensation Programs.

Payments and other benefits received by an Optionee under an Option granted pursuant to this Plan shall not be deemed a part of an Optionee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Affiliate, except where the Board expressly otherwise provides or authorizes in writing.  Options under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Affiliates.

The foregoing Incentive and Nonstatutory Stock Option Plan was duly adopted and approved by the Board of Directors on November 13, 2007.

China Recycling Energy Corporation

Guangyu Wu Chief Executive Officer